SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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/_/ Preliminary Proxy Statement
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                           NOCOPI TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                              NOCOPI SHAREHOLDERS:
                         KNOW THE FACTS BEFORE YOU VOTE


Dear Fellow Stockholders:

     Nocopi recently announced that its annual meeting of shareholders has been postponed from November 30 to December 6, 1999 in order to provide Nocopi's shareholders an opportunity to receive and give fair consideration to the proxy materials for the meeting. The meeting will now be held on December 6, 1999 at the Holiday Inn of Fort Washington, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034 at 1:00 p.m., Local Time.

     Over the past few months, a substantial amount of misinformation regarding the company has been circulated in internet chat rooms and through word of mouth. Certain persons have also engaged in harassment of Company personnel. It is important that you know the facts before you vote at the annual meeting.

                  MANAGEMENT HAS TAKEN DRAMATIC STEPS TO BRING
                         PROFITABILITY TO THE COMPANY.

     Nocopi's management has made significant cost reductions during the past year, including substantial reductions during the past 90 days. These cost reductions, primarily in the form of elimination of certain executive salaries, and travel and entertainment expenses, will result in a minimum of $500,000 in annual savings next year when compared with fiscal year 1998. The company continues to explore additional cost savings in the form of reducing patent expenses on non-productive patents. In addition, the company is seeking new revenue opportunities. Nocopi has entered into a worldwide distributorship to sell "Wicker 2000 Paper." The Wicker 2000 product is an excellent complement to Nocopi's existing line of copy deterrent paper. The initial response from Nocopi paper clients has been excellent. In addition, Nocopi has just introduced a total product protection consulting and systems integration service as a complement and major addition to our existing covert brand protection technology.

               TO STRENGTHEN RELATIONSHIPS WITH EXISTING CLIENTS,
           THE COMPANY HAS REDUCED DEPENDENCE ON OUTSIDE SALES AGENTS.

     Admittedly, the company recently lost a major client. This loss was ultimately the result of prior management's reliance on sales agents. While the company continues to use sales agents for the introduction of new prospective clients, company management is now personally in contact with each of the company's clients to insure that the company is responsive to the needs of the company's existing clients.

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          THE NOCOPI SLATE OF DIRECTORS REPRESENTS A NEW FOCUS FOR THE
                   COMPANY, NOT A RETURN TO PRIOR MANAGEMENT.

     The dissident slate of directors are associated with Joel Pinsky, a former director and counsel to the company for the bulk of the company's unprofitable history. The current board of directors, which has only been in place a short time, has been responsible for $9.7 million in funding for the company. They have a significant stake in addressing core issues facing the company. Nocopi's current board represents a commitment to seeking profitable operations for the company, not a retread of past history.

     Please consider these facts prior to voting at the annual meeting and return the WHITE proxy card promptly to insure that you are represented at the meeting.

Very Truly Yours,

Jack H. Halperin,
Chairman of the Board